SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: September 28, 2017

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Madison Avenue, 5th Floor, New York, N.Y.	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act;
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
☐	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into Material Definitive Agreement

Omagine, Inc. (the ”Company”) and EMA Financial, LLC (“EMA”), an accredited investor, entered into a convertible promissory note dated September 28, 2017 (the “EMA Convertible Note” or the “Note”) for the principal amount of $55,000. Funding pursuant to the Note will be received following the filing of this Form 8-K. The Note is due September 28, 2018 with interest at 12% per annum and convertible into the Company’s Common Stock after 180 days from the Issuance Date at a conversion price equal to the lower of the closing sale price for the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and fifty percent of either the lowest sale price for the Common Stock on the Principal Market during the twenty-five consecutive Trading Days including and immediately preceding the Conversion Date, or the closing bid price.

The foregoing summary of the terms of the transaction do not purport to be complete and is qualified in its entirety by reference to the full text of the EMA Convertible Note and the EMA Securities Purchase Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit Numbers and Description:

Exhibit No.	Description
Exhibit 10.1	Convertible Promissory Note dated September 28, 2017 and issued by Omagine, Inc. in favor of EMA Financial, LLC.

Exhibit 10.2	Securities Purchase Agreement dated September 28, 2017 by and between Omagine, Inc. in favor of EMA Financial, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)
Dated: October 18, 2017

	By:	/s/ Frank J. Drohan,
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer

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